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                                                                     Exhibit 5.1


                          Weil, Gotshal & Manges LLP
                        A limited liability partnership
                      including professional corporations
                   767 Fifth Avenue, New York, NY 10153-0019
                              TEL: (212) 310-8000
                              FAX: (212) 310-8007



                                             February  6 1997


The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Ladies and Gentlemen:

                  We have acted as counsel to The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement (File No. 333-20521) of the Company on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering (the "Offering") by the Selling Stockholders identified as such in the Registration Statement of an aggregate of 5,665,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company (together with
(i) an additional 849,750 shares of Class A Common Stock subject to an over-allotment option granted by the Company to the underwriters and (ii) any shares of Class A Common Stock which may be registered in any related registration statement pursuant to Section 462(b) of the Securities Act, the "Shares").

                  In so acting, we have reviewed the Registration Statement, including the Prospectus contained therein (the "Prospectus"), the Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.


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The Estee Lauder Companies, Inc.
February 6, 1997
Page 2

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares registered for sale by the Company and the Selling Stockholders under the Registration Statement and any related registration statement filed pursuant to Rule 462(b) of the Securities Act have been duly authorized, and the Shares being sold by the Selling Stockholders, are, and the Shares being sold by the Company, when issued and paid for as contemplated by the Prospectus, will be, validly issued, fully paid and nonassessable.

                  The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.


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The Estee Lauder Companies, Inc.
February 4, 1997
Page 3

                  We also consent to the incorporation by reference of this opinion in any related registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act.

                                            Very truly yours,

                                       /s/  Weil, Gotshal & Manges